UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

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THE CALVERT FUND
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Important Notification: Proposed Merger of Certain Calvert Money Market Portfolios

Dear Client:

Given the current market environment, as well as our outlook on interest rates for money market investments, the boards of directors of the Calvert Tax-Free Reserves Money Market Portfolio, the Calvert Money Market Portfolio, the Calvert First Government Money Market Fund, and the Calvert Cash Reserves Institutional Prime Fund recently voted to merge these portfolios into Calvert Ultra-Short Income Fund (CULAX).

Pending shareholder approval, we expect these mergers to be finalized on or prior to December 31, 2013, with the completion of the mergers being staggered between late September 2013 and early December 2013. Shareholders who do not liquidate their money market shares or transfer assets to another Calvert fund prior to the completion of the applicable merger, will have their shares automatically replaced at NAV with Class A shares of the Calvert Ultra-Short Income Fund (CULAX), a taxable bond fund with a variable NAV.

Calvert believes these mergers are in the best long-term interest of our shareholders.

Funds and Share Classes

While not all these funds may be available on your platform, I am providing you with a complete list of the affected funds below along with their available share classes, ticker symbols and CUSIPs.

Fund	Share Class	Ticker Symbol	CUSIP

Calvert Tax-Free Reserves Money Market Portfolio	O	CTMXX	131620106	902
Calvert Money Market Portfolio	O	CSIXX	131618209	904
Calvert First Government Money Market Fund	B	FGBXX	131577504	202
	C	FVCXX	131577603	669
	O	FVRXX	131577108	901
Calvert Cash Reserves Institutional Prime Fund	I	CCIXX	131522104	707

What Advisors and Shareholders Need to Know About the Proposed Mergers

Below please find key information regarding the proposed money market mergers.

•         As of June 6, 2013, the funds will no longer accept any new accounts.

•         As of June 6, 2013, the funds will no longer accept orders for checks.

•         Check writing or drafts against these funds will be terminated on August 31, 2013.

•         Calvert will tentatively mail proxies on or about August 9, 2013.

•         A meeting for record-date shareholders to vote on the proposed mergers will be held on September 20, 2013.

•         All shares in these portfolios will map to Class A shares of Calvert Ultra-Short Income Fund at NAV, and subsequent purchases will also be exempt from any sales charge.

•         The Calvert Ultra-Short Income Fund (Class A) has a minimum initial investment of $2,000 for non-retirement accounts and $1,000 for IRA accounts.  Minimum subsequent investment is $250.

•         All A-share trades pay quarterly dealer compensation based on a 25 basis point annualized rate.

•         No Calvert fund will offer check writing once these mergers are completed.

Notification to Shareholders

•         Non-retirement shareholders with accounts held directly at Calvert and whose account balances are below $2,000 will be advised by letter that their accounts will be liquidated unless they increase their balances to the $2,000 minimum required for money market funds. Calvert will begin sending letters to these shareholders during the week of June 9 and shareholders will have 30 days from the date of that letter in which to increase their account balances to at least the required minimum.

•         All other shareholders with accounts held directly at Calvert will receive notification of the proposed mergers with their June 30, 2013 account statements.

Notifications to Advisors

Please note that Calvert will send a detailed notification to your advisors with client positions in one or more of the affected funds via both email and regular mail.

•         On Friday, June 7th, Calvert will email all affected advisors for whom we have an email address with a link to a summary of the proposed mergers.

•         Also on June 7, Calvert will be sending (via first-class mail) a letter to all affected advisors outlining the proposed mergers.

Important Considerations for the Shareholder

Calvert encourages your advisors to engage in a comprehensive conversation around these proposed mergers into the Calvert Ultra-Short Income Fund. Following are some important considerations that should be part of any discussion with clients.

•         Unlike a money market fund, Calvert Ultra-Short Income Fund is a taxable bond mutual fund with a fluctuating NAV. An investor could lose money on an investment in the Fund or the Fund could underperform.

•         The Calvert Ultra-Short Income Fund is not a tax-exempt fund. Shareholders of the Calvert Tax-Free Reserves Money Market Portfolio need to be aware that if they hold those shares when the merger is completed, they will be transferring from a tax-exempt fund into a taxable fund and should be advised to consult with their tax professional.

•         Shareholders need to be advised of the risks associated with fixed-income investing, including interest-rate and credit risk.

•         Advisors and shareholders should fully evaluate the suitability of the Fund as an allocation within the shareholder’s overall portfolio strategy.

•         Calvert Ultra-Short Income Fund normally imposes a two-percent short-term trading fee on redemptions and exchanges made within seven days of purchase, however, the redemption fee will be waived for all initial transfers. After that, however, the Fund’s short-term trading fee will apply to new purchases.

•         No Calvert fund will offer check writing following the completion of these mergers.

About the Calvert Ultra-Short Income Fund

The Calvert Ultra-Short Income Fund seeks to maximize income consistent with preservation of capital, through investment in short-term bonds and income-producing securities.

Calvert Ultra-Short Income Fund is rated 4-stars by Morningstar among 91 funds in the Morningstar Ultra-Short Bond category for the Fund’s Class A Shares (Load Waived) for the period ended May 31, 2013, based on risk-adjusted returns. Calvert’s absolute rank is two out of 91 funds.*

Fund Profile

The Calvert Ultra-Short Income Fund is managed by Calvert Investment Management, Inc. using a team approach. Vishal Khanduja is the lead portfolio manager; Matthew Duch and Mauricio Agudelo are co-portfolio managers. The Fund’s management team seeks to add value by emphasizing the following:

•         Principal preservation by limiting interest rate sensitivity and maintaining the portfolio’s average duration in the ultra-short range (less than, or equal to, one year); typically it is maintained in the three- to four-month range.

•         Current income by strategically allocating assets to variable-rate and investment-grade securities.

•         Total return through an active portfolio management strategy, supported by rigorous credit analysis that seeks to invest in undervalued securities with capital appreciation potential.

•         Avoiding investment in tobacco companies.

For more information on the Calvert Ultra-Short Income Fund, visit www.calvert.com. You can also find the Fund’s most recent snapshot by clicking here.

Thank you for your continued interest in the Calvert family of funds. Please feel free to contact me with any general questions concerning the proposed mergers. For operational questions concerning the proposed mergers, please contact Calvert’s client service team at 800-368-2746.

Sincerely,

[To be signed by Jackie Zelenko or other RM]

*Past performance is no guarantee of future results. Source: Morningstar, Inc. 2013. For each fund with at least a three-year history, Morningstar calculates proprietary ratings using a risk-adjusted formula that measures the amount of variation in a fund’s monthly performance, giving more emphasis to downward variations and rewarding consistent performance. Ratings reflect sales load/charge and redemption fee except where noted and are subject to change each month. The top 10% of the funds in a category receive five stars; the next 22.5% four stars; the next 35% three stars; the next 22.5% two stars; and the last 10% one star. A high rating does not necessarily mean a fund had a positive return for the period. The Overall Morningstar Rating is derived from a weighted average of a fund’s three-, five-, and 10-year (if applicable) ratings. The Fund (Class A Load Waived) received four and five stars among 87 and 80 funds, respectively, for the three- and five-year periods in the Morningstar Ultrashort Bond category. Morningstar rating is for Class A Shares only; other classes may have different performance characteristics and ratings.

Unlike a money market fund, Calvert Ultra-Short Income Fund is a bond mutual fund with a fluctuating NAV. An investor could lose money on an investment in the Fund or the Fund could underperform because of the following risks: the market prices of bonds held by the Fund may fall; individual investments of the Fund may not perform as expected; and/or the Fund’s portfolio management practices may not achieve the desired result. Bond funds are subject to interest rate risk and credit risk. When interest rates rise, the value of fixed-income securities will generally fall. In addition, the credit quality of the securities may deteriorate, which could lead to default or bankruptcy of the issuer where the issuer becomes unable to pay its obligations when due. Because a significant portion of securities held by the Fund may have variable or floating interest rates, the amount of the Fund’s monthly distributions to shareholders are expected to vary. Generally when market interest rates fall, the amount of the distributions will decrease. Investments in high-yield, high risk bonds can involve a substantial risk of loss. An active trading style can result in higher turnover (exceeding 100%), may translate to higher transaction costs, may increase your tax liability, and may affect Fund performance. The Fund is non-diversified and may be more volatile than a diversified fund.

For more information on any Calvert fund, please contact Calvert at 800.368.2748  for a free summary prospectus and/or prospectus. An investor should consider the investment objectives, risks, charges, and expenses of an investment carefully before investing. The summary prospectus and prospectus contain this and other information. Read them carefully before you invest or send money.

Calvert mutual funds are underwritten and distributed by Calvert Investment Distributors, Inc., member, FINRA, and a subsidiary of Calvert Investments, Inc.

Additional Information and Where to Find It

In connection with the proposed reorganizations, The Calvert Fund will file with the Securities and Exchange Commission (“SEC”), and will furnish to the shareholders of the applicable Merging Portfolio, a prospectus/proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. SHAREHOLDERS OF EACH MERGING PORTFOLIO ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED REORGANIZATIONS, OR INCORPORATED BY REFERENCE IN THE PROSPECTUS/PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATIONS.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the SEC filings made by The Calvert Fund and each registered investment company of which a Merging Portfolio is a series (each, a “Merging RIC”) by directing a request to: Calvert Investments, Inc., Attention: Client Services, 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814; (800) 368-2745.  With respect to each Reorganization, The Calvert Fund, each Merging RIC and their trustees and officers may be deemed to be “participants” in the solicitation of proxies from shareholders of the applicable Merging Portfolio in favor of that Reorganization.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of each Merging Portfolio is set forth in the Statement of Additional Information dated January 31, 2013 or April 30, 2013, as applicable, of each Merging Portfolio, and in the Statement of Additional Information of Calvert Ultra-Short Income Fund dated January 31, 2013.  These documents have been filed with the SEC and are available at www.calvert.com.

FOR BROKER-DEALER/INSTITUTIONALUSE ONLY. NOT FOR PUBLIC DISTRIBUTION.